Exhibit 10.36

CONSULTING SERVICES ORDERING AGREEMENT

Amendment No. 03

Effective: 16 March 2016

Sysorex Global (f/k/a Sysorex Global Holdings Corp.)	A. Salam Qureishi
2479 East Bayshore Road Suite 195 Palo Alto, California 94303	2479 East Bayshore Road Suite 195 Palo Alto, California 94303

Purpose of Amendment

The purpose of this amendment is to extend ordering period in the Consulting Services Ordering Agreement for an additional nine (9) months, modify the ordering period, compensation and company business name.

Accordingly, this amendment changes the Specific Terms and Conditions and business addresses as follows:

1.	Ordering period shall be amended by deleting and replacing “2. Ordering” section in its entirety and replaced with the following:

2. Ordering. Consulting Services to be furnished pursuant to this Consulting Services Ordering Agreement shall be provided April 1, 2013 through December 31, 2016 (the “Termination Date”) unless this Agreement terminates earlier according to its terms.

2.	Compensation shall be amended by deleting and replacing “4. Compensation and Expenses” section in its entirety and replaced with the following:

4. Compensation and Expenses.

Consultant shall perform Consulting Services for Company as specified and Company agrees to pay Consultant $20,000 per month. Upon receipt of an invoice Company shall pay Consultant 30 days from the receipt date of such invoice. Travel expenses, if pre-approved, will be reimbursed according to the JTR (Joint Travel Regulations).

3.	Company name is changed from “Sysorex Global Holdings Corp” to “Sysorex Global”.

4.	All other Terms and Conditions of Consulting Services Ordering dated April 1, 2013 and any attachments thereto in effect on the date of this amendment, which are not specifically changed by this amendment, remain the same and in full force and effect.

IN WITNESS WHEREOF, the undersigned duly authorized representatives have executed this amendment.

Sysorex Global		Consultant

By	/s/ Nadir Ali	By	/s/ A. Salam Qureishi
Name	Nadir Ali	Name	A. Salam Qureishi
Title	CEO	Date	March 25, 2016
Date	March 25, 2016